SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) December 9, 1997





                           CPI CORP.
________________________________________________________________
  (exact name of registrant as specified in its charter)



    Delaware                  0-11227              43-1256674
________________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)       Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
________________________________________________________________
(Address of principal executive offices)            (Zip code)




Registrants' telephone number, including area code (314) 231-1575
________________________________________________________________




________________________________________________________________
(Former name or former address, if changes since last report.)


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ITEM 5.  OTHER EVENTS

On December 9, 1997, CPI Corp. issued the following press release announcing a Dutch Auction Self-Tender Offer.

    CPI CORP. ANNOUNCES DUTCH AUCTION SELF-TENDER OFFER FOR UP
    TO 2,350,000 SHARES

    St. Louis, MO., December 9, 1997 - CPI Corp. (NYSE - CPY) today announced that it is commencing today an offer to purchase up to 2,350,000 shares of common stock, or approximately 19.8% of its shares outstanding, from existing stockholders. CPI is conducting the tender offer through a procedure commonly referred to as a "Dutch Auction" tender offer in which stockholders can tender their shares at prices not in excess of $23.00 nor less than $18.00 per share. The offer expires at 12:00 midnight, New York City time on January 7, 1998.

    Questions and requests for assistance or for copies of the Offer of Purchase, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent or to the Dealer Manager at their respective addresses and telephone numbers listed below.

    CPI is a consumer services company operating approximately
    1,200 retail locations, including 1,030 Sears Portrait
    Studios in the U.S., Puerto Rico and Canada and 157
    Prints Plus wall decor stores.

    INFORMATION AGENT:  MacKenzie Partners, Inc.
                        156 Fifth Avenue
                        New York, NY  10010
                        (800) 322-2885

    DEALER MANAGER:     Credit Suisse First Boston
                        Eleven Madison Avenue
                        New York, NY  10010
                        (800) 881-8320

                           SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CPI CORP.
                                        (Registrant)





                             /s/  Barry Arthur
                                 -----------------------------
                                  Barry Arthur
                                  Authorized Officer and
                                  Principal Financial Officer


Dated:  December 9, 1997























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